EXHIBIT 21
                                                                ----------
                         Subsidiaries of WesBanco, Inc.
                           (As of December 31, 2001)



      Subsidiaries                                   State of Incorporation
-------------------------                            ----------------------
WesBanco, Inc.                                       West Virginia
   WesBanco Bank, Inc.                               West Virginia
      WesBanco Insurance Services, Inc.              West Virginia
   WesBanco Properties, Inc.                         West Virginia
   WesBanco Securities, Inc.                         Ohio
   Hometown Finance Company                          West Virginia
   Vandalia National Corporation (inactive)          Delaware
   Hometown Insurance Company (inactive)             West Virginia
   FBI Corporation                                   West Virginia
   AB Corporation                                    West Virginia


NOTE:  All direct subsidiaries of the Registrant are 100% owned.






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